Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-275149 and 333-277498) and Form S-8 (333-239565, 333-252950, 333-258928, 333-277645, and 333-292499) of MARA Holdings Inc. of our report dated March 2, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
March 2, 2026